NEWS RELEASE
CKE RESTAURANTS, INC. REPORTS FIRST QUARTER FISCAL 2012 RESULTS

CARPINTERIA, Calif. — June 28, 2011 — CKE Restaurants, Inc. (“CKE”) announced today its first fiscal quarter financial results for the sixteen weeks ended May 23, 2011. The Company expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) on Wednesday, June 29, 2011 after the close of the financial markets.

As previously reported, on July 12, 2010, CKE Holdings, Inc., an affiliate of Apollo Management VII, L.P., acquired all of the outstanding shares of the Company (the “Merger”). As of May 23, 2011, the purchase price allocation related to the Merger remains preliminary and is subject to change. Any subsequent changes to the purchase price allocation that result in material changes to the consolidated financial results will be adjusted retrospectively. The final purchase price allocation is expected to be completed within a one year time period following the acquisition date.

All references to “Predecessor” relate to CKE and its consolidated subsidiaries for periods prior to the Merger and references to “Successor” relate to CKE and its consolidated subsidiaries for periods subsequent to the Merger. The discussion of the Company’s first quarter results compares the results of operations for the Successor sixteen weeks ended May 23, 2011 to the Predecessor sixteen weeks ended May 17, 2010.

Company-Operated Same-Store Sales and Average Unit Volumes

Blended same-store sales increased 5.5% in the first quarter of fiscal 2012. Hardee’s same-store sales increased 9.6% and Carl’s Jr. same-store sales increased 2.1%.

	Q1
Brand	FY12	FY11

Carl’s Jr.	2.1%	-6.1%
Hardee’s	9.6%	-1.2%
Blended	5.5%	-3.9%

At the end of the first quarter, the blended fifty-two week average unit volume for Carl’s Jr. and Hardee’s was $1,231,000. The fifty-two week average unit volumes for Carl’s Jr. and Hardee’s were $1,389,000 and $1,088,000, respectively.

To date, the Company’s blended same-store sales for the second quarter of fiscal 2012 are positive in the low single digit range.

First Quarter Results

The Company reported total revenue of $400.6 million for the fiscal 2012 first quarter, a decrease of $34.6 million, or 8.0%, compared to the fiscal 2011 first quarter. The decrease was attributable to the sale of the Carl’s Jr. distribution business on July 2, 2010. Total revenue, excluding the Carl’s Jr. distribution center revenue in the prior year quarter, increased by $27.3 million, or 7.3%.

“Hardee’s continued to generate strong same-store sales results during the first quarter. The 9.6% increase is Hardee’s best quarterly same-store sales result in seven years. Including period four, Hardee’s has now had sixteen consecutive periods of positive same-store sales. Carl’s Jr. also performed well, posting a 2.1% increase in same-store sales for the quarter,” said Andrew F. Puzder, Chief Executive Officer.

Company-operated restaurant-level adjusted EBITDA margin was flat when compared to the prior year quarter at 17.0%. Food and packaging costs increased 130 basis points as a result of higher commodity costs for beef, cheese, pork and oil. This increase was offset by an 80 basis point decrease in labor costs primarily due to the impact of sales leverage as well as 30 basis point decreases in both occupancy and other expense and advertising expense. Refer to the further discussion of company-operated restaurant-level adjusted EBITDA margin under the heading “Non-GAAP Measures” below.

Adjusted EBITDA was $51.5 million in the first quarter of fiscal 2012, a $4.4 million improvement over the prior year quarter, which represents a 9.3% increase. Refer to the further discussion of Adjusted EBITDA under the heading “Non-GAAP Measures” below, which includes a reconciliation of net loss to Adjusted EBITDA.

As of May 23, 2011, cash and cash equivalents were $75.9 million and the Company had $65.2 million available under its credit facility.

On June 14, 2011, the Company announced that it will redeem $40.0 million aggregate principal amount of its outstanding 11.375% Senior Secured Second Lien Notes due 2018 (the “Notes”) on July 15, 2011 at a price equal to 103.0% of the principal amount of the Notes. Upon completion of the redemption, $560.0 million aggregate principal amount of the Notes will remain outstanding.

Capital expenditures for the fiscal 2012 first quarter were $13.6 million, of which $8.0 million related to new store openings, dual-branding and remodeling projects. For fiscal 2012, the Company expects capital expenditures to be between $60.0 million and $70.0 million.

As of May 23, 2011, the Company’s system-wide restaurant portfolio consisted of:

	Carl’s Jr.	Hardee’s	Other	Total
Company-operated	424	470	1	895
Franchised	680	1,225	10	1,915
Licensed	158	214	—	372

Total	1,262	1,909	11	3,182

Conference Call Information

The Company will host its first quarter fiscal 2012 conference call on Wednesday, June 29, 2011, at 7:00 a.m. (PDT). The dial in information is as follows: (973) 500-2164 U.S. and international. The conference ID is 77005579.

Company Overview

CKE Restaurants, Inc. is a privately held company headquartered in Carpinteria, Calif. As of the end of the first quarter of fiscal 2012, the Company, through its subsidiaries, had a total of 3,182 franchised, licensed or company-operated restaurants in 42 states and in 20 countries. For more information about CKE, please visit www.ckr.com.

Forward-looking Statements

Matters discussed in this press release contain forward-looking statements, including those relating to expected capital expenditures, redemption of a portion of the Notes and the filing of the Company’s periodic reports with the SEC, which are based on management’s current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control and which may cause results to differ materially from expectations. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; changes in food, packaging and supply costs; the ability of the Company’s key suppliers to continue to deliver premium-quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets, complete construction of new restaurants and complete remodels of existing restaurants; changes in general economic conditions and the geographic concentration of the Company’s restaurants, which may affect the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; the willingness of the Company’s vendors and service providers to supply goods and services pursuant to customary credit arrangements; risks associated with operating in international locations; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on the Company’s reputation and its ability to procure or sell food products; the seasonality of the Company’s operations; the effect of increasing labor costs including healthcare related costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; the Company’s ability to adequately protect its intellectual property; the potentially conflicting interests of the Company’s sole stockholder and the Company’s creditors, the Company’s substantial leverage which could limit its ability to raise capital, react to economic changes or meet obligations under its indebtedness; the effect of restrictive covenants in the Company’s indenture and credit facility on the Company’s business; and other factors as discussed in the Company’s filings with the SEC.

You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Beth Mansfield, Public Relations
Phone : (805) 745-7741, E-mail, bmansfield@ckr.com

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Successor	Predecessor
	Sixteen	Sixteen
	Weeks Ended	Weeks Ended
	May 23, 2011	May 17, 2010
Revenue:
Company-operated restaurants	$351,604	$331,005
Franchised and licensed restaurants and other	48,979	104,180

Total revenue	400,583	435,185

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	108,902	98,149
Payroll and other employee benefits	101,663	98,255
Occupancy and other	82,683	78,754

Total restaurant operating costs	293,248	275,158
Franchised and licensed restaurants and other	25,878	79,762
Advertising	20,061	19,817
General and administrative	40,960	39,471
Facility action charges, net	511	863
Other operating expenses, net(1)	351	6,568

Total operating costs and expenses	381,009	421,639

Operating income	19,574	13,546
Interest expense	(24,395)	(5,025)
Other income (expense), net(2)	799	(13,883)

Loss before income taxes	(4,022)	(5,362)
Income tax benefit	(1,421)	(2,269)

Net loss	$(2,601)	$(3,093)

(1) Other operating expenses, net includes transaction-related costs consisting of accounting, investment banking, legal, and other costs.

(2) Other income (expense), net includes transaction-related costs related to the termination of a prior merger agreement of $14,283 for the Predecessor sixteen weeks ended May 17, 2010.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and par values)
(Unaudited)

	Successor
	May 23, 2011	January 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$75,938	$42,586
Accounts receivable, net of allowance for doubtful accounts of $162 as of May 23, 2011 and $92 as of January 31, 2011	20,915	27,533
Related party trade receivables	281	216
Inventories	16,273	14,526
Prepaid expenses	14,700	14,219
Assets held for sale	440	196
Advertising fund assets, restricted	17,883	18,464
Deferred income tax assets, net	16,864	17,079
Other current assets	3,914	4,065

Total current assets	167,208	138,884
Notes receivable, net	—	172
Property and equipment, net of accumulated depreciation and amortization of $58,226 as of May 23, 2011 and $36,342 as of January 31, 2011	629,613	640,194
Property under capital leases, net of accumulated amortization of $5,698 as of May 23, 2011 and $3,638 as of January 31, 2011	35,622	36,156
Goodwill	208,885	207,817
Intangible assets, net	443,977	448,499
Other assets, net	23,774	24,444

Total assets	$1,509,079	$1,496,166

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$30	$29
Current portion of capital lease obligations	7,821	7,434
Accounts payable	38,998	41,442
Advertising fund liabilities	17,883	18,464
Other current liabilities	104,070	81,958

Total current liabilities	168,802	149,327
Bank indebtedness and other long-term debt, less current portion	590,272	589,987
Capital lease obligations, less current portion	39,779	41,082
Deferred income tax liabilities, net	149,700	151,828
Other long-term liabilities	136,889	139,173

Total liabilities	1,085,442	1,071,397

Stockholder’s equity:
Common stock, $0.01 par value; 100 shares authorized, issued and outstanding as of May 23, 2011 and January 31, 2011	—	—
Additional paid-in capital	454,128	452,659
Accumulated deficit	(30,491)	(27,890)

Total stockholder’s equity	423,637	424,769

Total liabilities and stockholder’s equity	$1,509,079	$1,496,166

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDAR

Adjusted EBITDA represents income (loss) before income taxes, interest income and expense, asset impairments, facility action charges, depreciation and amortization, management fees, pro-forma cost savings as a result of becoming privately held, the effects of acquisition accounting adjustments, and certain non-cash and unusual items. The Company calculates Adjusted EBITDAR by adjusting Adjusted EBITDA to exclude the Company’s aggregate cash rent expense, less rental income from franchisees and third parties, subject to certain adjustments and exclusions.

Management uses Adjusted EBITDA and Adjusted EBITDAR because it believes that they are important measures of operating performance. In particular, management considers Adjusted EBITDA and Adjusted EBITDAR to be useful financial measures that highlight trends in the Company’s business and provide a comparable measure of profitability of similar enterprises. In addition, management believes that Adjusted EBITDA and Adjusted EBITDAR are effective, when used in conjunction with net loss or loss before income taxes, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA and Adjusted EBITDAR provide useful information to potential investors and analysts because these measures provide insight into management’s evaluation of the Company’s results of operations. The calculations of Adjusted EBITDA and Adjusted EBITDAR may not be consistent with “EBITDA” and “EBITDAR” for the purpose of the covenants in the agreements governing the Company’s indebtedness.

Adjusted EBITDA and Adjusted EBITDAR are not measures of financial performance under U.S. GAAP, are not intended to represent cash flows from operations under U.S. GAAP and should not be used as alternatives to net loss, or loss before income taxes, as indicators of operating performance, or as alternatives to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using Adjusted EBITDA and Adjusted EBITDAR by using them only to supplement the Company’s U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDAR have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP.

Some of the limitations of Adjusted EBITDA and Adjusted EBITDAR are:

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash requirements for such replacements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect changes in, or cash requirements for, the Company’s working capital requirements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash necessary to make payments of interest or principal on the Company’s indebtedness; and

•	Adjusted EBITDAR does not reflect the cash necessary to make payments of rent under the Company’s lease obligations.

While Adjusted EBITDA and Adjusted EBITDAR are frequently used as measures of operations and the ability to meet indebtedness service requirements, these measures as calculated by the Company are not necessarily directly comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CKE RESTAURANTS, INC.
ADJUSTED EBITDA AND ADJUSTED EBITDAR
(In thousands)
(Unaudited)

	Successor	Predecessor

	Sixteen	Sixteen
	Weeks Ended	Weeks Ended

	23-May-11	17-May-10

Net loss	$(2,601)	$(3,093)

Interest expense	24,395	5,025
Income tax benefit	(1,421)	(2,269)
Depreciation and amortization	24,938	22,644
Facility action charges, net	511	863
Transaction-related costs(1)	351	20,851
Management fees(2)	767	—
Share-based compensation expense	1,469	2,187
Losses on asset and other disposals	713	1,280
Difference between U.S. GAAP rent and cash rent	618	437
Cost savings(3)	—	688
Other, net(4)	1,760	(1,479)

Adjusted EBITDA	$51,500	$47,134
Net Rent(5)	15,360	14,900
Adjusted EBITDAR	$66,860	$62,034

(1) Transaction-related costs include investment banking, legal, and other costs related to the Merger, as well as costs related to the termination of a prior merger agreement.

(2) Represents the amounts associated with the management services agreement with Apollo Management VII, L.P. for on-going investment banking, consulting, and financial planning services, which are included in general and administrative expense.

(3) Cost savings reflects pro-forma cost savings amounts expected to be realized as a result of becoming a privately held company.

(4) Other, net includes the net impact of purchase accounting, executive retention bonus and disposition business expense. For the Predecessor sixteen weeks ended May 17, 2010, other, net also included adjusted EBITDA from the Company’s distribution business, which it no longer owns or operates.

(5) Represents aggregate cash rent expense of the Company less rental income from franchisees and third parties, subject to certain adjustments and exclusions.

Company-Operated Restaurant-Level Non-GAAP Measures

Company-operated restaurant-level adjusted EBITDA is expressed in dollars and defined as company-operated restaurants revenue less restaurant operating costs excluding depreciation and amortization expense and including advertising expense. Restaurant operating costs are the expenses incurred directly by company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges. Company-operated restaurant-level adjusted EBITDA margin is expressed as a percentage and defined as company-operated restaurant-level adjusted EBITDA divided by company-operated restaurants revenue.

Company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin are non-GAAP measures utilized by management internally to evaluate and compare the Company’s operating performance for company-operated restaurants between periods. In addition, management believes that these financial measures provide useful information to potential investors and analysts because they provide insight into management’s evaluation of the Company’s results of operations. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures. These non-GAAP measures have certain limitations including the following:

•	Because not all companies calculate these measures identically, the Company’s presentation of such measures may not be comparable to similarly titled measures of other companies;

•	These measures exclude certain general and administrative and other operating costs, which should also be considered when assessing the Company’s operating performance; and

•	These measures exclude depreciation and amortization, and although they are non-cash charges, the assets being depreciated or amortized will often have to be replaced and new investments made to support the operations of the Company’s restaurant portfolio.

The following is a reconciliation of company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin (unaudited):

Company-operated restaurant-level adjusted EBITDA	Successor	Predecessor

	Sixteen Weeks Ended	Sixteen Weeks Ended

	May 23, 2011	May 17, 2010

Company-operated restaurants revenue	$351,604	$331,005
Less: restaurant operating costs	(293,248)	(275,158)
Add: depreciation and amortization expense	21,600	20,376
Less: advertising expense	(20,061)	(19,817)

Company-operated restaurant-level adjusted EBITDA	$59,895	$56,406

Company-operated restaurant-level adjusted EBITDA margin	17.0%	17.0%